SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Filed by a Party other than the Registrant    ☐

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BEARINGPOINT, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1676 INTERNATIONAL DRIVE

MCLEAN, VIRGINIA 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Holders of Common Stock:

The Annual Meeting of Stockholders of BearingPoint, Inc. is called to be held on Tuesday, November 4, 2003, at 9:00 a.m. local time at the Company’s offices located at Olof-Palme-Str. 31, Frankfurt, Germany 60439 for the following purposes:

(a)	Election of three directors to hold office until the Annual Meeting of Stockholders that is to be held in 2006 and until his or her successor is duly elected and qualifies; and

(b)	Consideration of such other business as may properly come before the meeting.

Holders of Common Stock of the Company as of the close of business on September 12, 2003 will be entitled to notice of, and to vote at, the meeting.

For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy. You may also vote by telephone or over the Internet. For instructions on electronic voting, please see page 1 of this Proxy Statement or the proxy card.

By Order of the Board of Directors

David W. Black Secretary

October 9, 2003

BearingPoint, Inc.

1676 International Drive

McLean, Virginia 22102

PROXY STATEMENT

(First Mailed to Stockholders on October 9, 2003)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BearingPoint, Inc. (the “Company” or “BearingPoint”). The proxies are to be voted at the Annual Meeting of Stockholders on November 4, 2003 and at any adjournment or adjournments thereof (the “Annual Meeting”). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telecopy or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of the nominees for director who are listed in the Proxy Statement, in accordance with the Board of Directors’ recommendation as to any proposal listed in the Proxy Statement and in accordance with the proxy holders’ judgment as to the best interests of the Company and its stockholders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting.

In addition to mailing the proxy, registered stockholders may vote their shares over the telephone or the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. The voting procedures available to registered stockholders for the Annual Meeting are designed to authenticate each stockholder by use of a Voter Control Number (located on the proxy card), to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Registered stockholders may go to http://www.eproxyvote.com/be to vote on the Internet. They will be required to provide the Voter Control Number contained on their proxy cards. After providing the correct Voter Control Number, the voter should follow the instructions provided. Any registered stockholder using a touch-tone telephone may also vote by calling 1-877-779-8683 (toll free) and following the recorded instructions.

Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company (“Common Stock”) present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

On September 12, 2003, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, the Company had outstanding and entitled to vote, after deducting treasury shares, 194,403,538 shares of Common Stock. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the Annual Meeting and any adjournment or adjournments thereof.

The Annual Report of the Company and the Company’s 2003 Form 10-K/A, including financial statements for the fiscal year ended June 30, 2003, have been mailed to all stockholders with this Proxy Statement. You may receive, without charge, a copy of the Company’s 2003 Form 10-K/A as filed with the Securities and Exchange Commission by contacting Deborah L. Mandeville, Investor Relations, BearingPoint, Inc., Cabot Business Park, 2 Hampshire Street, Foxborough, Massachusetts 02035. Except as otherwise indicated, information in this Proxy Statement is current as of September 22, 2003.

ELECTION OF DIRECTORS AND RELATED MATTERS

The Board of Directors currently consists of eight directors. Under the Company’s Certificate of Incorporation, the Company has a classified board. As a result, three directors are up for election at the Annual Meeting of Stockholders to be held on November 4, 2003 and, if elected, their new terms of office will expire at the Annual Meeting of Stockholders that is held in 2006 or when his or her successor is elected and qualifies.

The remaining five directors serve terms which expire at either the Annual Meeting of Stockholders to be held in 2004 or the Annual Meeting of Stockholders to be held in 2005.

In connection with the acquisition by Cisco Systems, Inc. (“Cisco”) on January 31, 2000 of certain stock of the Company, the Company agreed in the related Investor Rights Agreement to use its best efforts to elect one representative of Cisco to the Company’s Board of Directors as long as Cisco’s ownership position exceeds 5% of the Company’s Common Stock. No director currently serves under this provision.

The nominees have consented to be named in the Proxy Statement and to serve if elected. If the nominees for director are unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice.

Certain information as to the nominees who are to be considered for election at the Annual Meeting of Stockholders and the other directors follows:

Nominees for Terms Expiring in 2006

Randolph C. Blazer, age 53, has been a member of the Company’s Board since August 1999. Mr. Blazer has served as President and Chief Executive Officer of the Company since April 2000 and has served as Chairman of the Board since February 2001. From 1997 until April 2000, Mr. Blazer served as a member of a two-person executive team (including as Co-Vice Chairman of consulting for KPMG LLP from January 1997 to August 1999 and as Co-Chief Executive Officer and Co-President of the Company from August 1999 until April 2000) that directed all Company services, managing its consulting professionals within various industry lines of business around the world. From 1991 until 1997, Mr. Blazer served as partner-in-charge of KPMG LLP’s public sector consulting practice, where he oversaw all consulting products and service offerings for the line of business serving federal, state and local governments and higher education institutions. Mr. Blazer joined KPMG LLP in 1977 as a consulting professional in the Washington, D.C. office. Mr. Blazer received a Bachelor of Arts degree in economics from Western Maryland College and a Masters of Business Administration degree from the University of Kentucky.

Roderick C. McGeary, age 53, has been a member of the Company’s Board since August 1999. Mr. McGeary was the Chief Executive Officer of Brience, Inc., a wireless and broadband company, during fiscal year 2002. He has since retired from Brience, Inc. and is now a private investor. From August 1999 until April 2000, Mr. McGeary served as Co-Chief Executive Officer and Co-President of the Company. In April 2000, Mr. McGeary resigned as Co-Chief Executive Officer and Co-President of the Company and served as a Managing Director of KPMG Consulting, LLC, a wholly owned subsidiary of the Company subsequently renamed

BearingPoint, LLC. through June 30, 2000. From January 1997 to August 1999, Mr. McGeary served as Co-Vice Chairman of consulting for KPMG LLP, sharing this role with Mr. Blazer. From 1994 through 1996, he headed the West Coast consulting business for KPMG LLP. Prior to 1994, Mr. McGeary served in a number of positions for KPMG LLP as a consulting partner and as an assurance partner. Mr. McGeary currently serves as a director of Cisco Systems, Inc., a worldwide leader in networking for the Internet, DigitalThink, Inc., a custom e-learning company, and GRIC Communications, Inc., a provider of Internet based mobile office communications. Mr. McGeary is a Certified Public Accountant and received his Bachelor of Science degree from Lehigh University.

Alice M. Rivlin, age 72, has been a member of the Company’s Board since October 2001. Ms. Rivlin is a Senior Fellow at The Brookings Institution, where she is Director of the Greater Washington Research Program. Ms. Rivlin also is a professor at the Public Policy Institute of Georgetown University. She was the Henry Cohen Professor at the Milano Graduate School of The New School University from September 2001 until July 2003. From 1998 to 2001, she was Chair of the District of Columbia Financial Management Assistance Authority. Ms. Rivlin served as Vice Chair of the Federal Reserve Board from 1996 to 1999. She was Director of the White House Office of Management and Budget from 1994 to 1996 and Deputy Director from 1993 to 1994. Ms. Rivlin was the founding Director of the Congressional Budget Office, where she served from 1975 to 1983. She has taught at Harvard and George Mason Universities, served as President of the American Economic Association and received a MacArthur Foundation Prize Fellowship. Ms. Rivlin is a director of The Washington Post Company. She graduated from Bryn Mawr College and received a Ph.D from Radcliffe College (Harvard University) in economics.

Directors Whose Terms Expire in 2004

Douglas C. Allred, age 52, has been a member of the Company’s Board since January 2000. Mr. Allred is Senior Vice President, Office of the President, of Cisco Systems, Inc. Mr. Allred was Senior Vice President Customer Advocacy, Worldwide Systems, Support and Services of Cisco Systems, Inc. from 1991 to 2002. Prior to joining Cisco, Mr. Allred was Vice President of Worldwide Support for Oracle Corporation. Mr. Allred currently serves as a director of Saba Software, Inc., a learning management Internet software company. He is active in the education community and serves on the advisory boards of the Rollins School of eBusiness at Brigham Young University and the College of Engineering and Architecture at Washington State University. Mr. Allred received a Bachelor of Science degree from Washington State University.

Afshin Mohebbi, age 40, has been a member of the Company’s Board since April 2001. Mr. Mohebbi is a private investor and advisor to public and private companies. Mr. Mohebbi was President and Chief Operating Officer of Qwest Communications International, Inc. (“Qwest”) from April 2001 to December 2002. From July 2000 until April 2001, Mr. Mohebbi served as President, Worldwide Operations of Qwest. From May 1999 until July 2000, Mr. Mohebbi served as President and Chief Operating Officer at Qwest prior to its merger with US WEST, Inc. Before joining Qwest, Mr. Mohebbi had an 18-year career in the communications industry. He served as President and managing director of the United Kingdom Markets for British Telecom and was a member of that company’s management board from 1997 to 1999. In 1997, Mr. Mohebbi accepted the position of Vice President-Business Marketing for SBC Communications, Inc. Mr. Mohebbi began his career with Pacific Bell in 1983, where he held a variety of positions, including Vice President-Business Markets. Mr. Mohebbi received a Bachelor of Science degree from the University of California-Irvine and a Masters of Business Administration degree from the University of California.

Directors Whose Terms Expire in 2005

Wolfgang Kemna, age 45, has been a member of the Company’s Board since April 2001. Mr. Kemna is Executive Vice President of Global Initiatives of SAP AG (“SAP”) and has served in this capacity since September 1, 2002. He is also a member of SAP’s extended executive board. From April 2000 until September 2002, Mr. Kemna served as President and Chief Executive Officer of SAP America, Inc. From July 1998 until April 2000, Mr. Kemna served as Managing Director at SAP’s German subsidiary that is responsible for sales and marketing efforts. Prior to July 1998, Mr. Kemna served for three years as Managing Director of SAP Southern Africa. Between 1995 and 1998, Mr. Kemna headed SAP’s operations in Africa, the Middle East and the southeast of Europe. Mr. Kemna received a Ph.D. in economics and managerial accounting from Justus-Liebig University.

Albert L. Lord, age 57, has been a member of the Company’s Board since February 2003. Mr. Lord is the Vice Chairman and Chief Executive Officer of SLM Corp., commonly known as “Sallie Mae,” and has served in these capacities since August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., an investment and financial consulting firm. From 1991 to 1994, Mr. Lord held several executive positions at Sallie Mae, including Controller and Chief Operating Officer. Mr. Lord received a Bachelor of Science degree from Pennsylvania State University.

J. Terry Strange, age 59, has been a member of the Company’s Board since April 2003. Mr. Strange recently retired from KPMG LLP where he served as Vice Chair and Managing Partner of the U.S. Audit Practice from 1996 to 2002. During this period, Mr. Strange also served as the Global Managing Partner of the Audit Practice of KPMG International and was a member of its International Executive Committee . Prior to 1996, Mr. Strange held several management positions with KPMG LLP. Mr. Strange began his career at KPMG LLP in 1968. Mr. Strange received both Bachelor and Masters of Business Administration degrees from the University of North Texas.

Please note that no family relationships exist between any of the directors or between any director and any executive officer of the Company.

The Board of Directors has established five permanent committees of the Board—the Executive, Audit, Compensation, Nominating and Special Transactions Committees—to perform certain designated functions.

The Executive Committee, composed of Messrs. Blazer (Chair), Allred and McGeary, may, with limited exceptions, exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by the Delaware General Corporation Law. The Executive Committee held no meetings during fiscal year 2003, but it approved matters by unanimous written consent on three occasions.

The Audit Committee was composed of Ms. Rivlin (Chair) and Messrs. Kemna and Mohebbi until April 2003. At that time, Mr. Strange became a director and was designated to serve on the Committee. Mr. Mohebbi then ceased to be a member of the Audit Committee. Ms. Rivlin and Mr. Kemna are independent as defined under the New York Stock Exchange rules. As a former officer of KPMG LLP, the Company’s majority shareholder prior to the initial public offering in February 2001, Mr. Strange does not meet the New York Stock Exchange definition of independent. However, the Board of Directors has determined in its business judgment that, due to Mr. Strange’s substantial, high level audit experience at KMPG LLP, Mr. Strange’s appointment to the Committee was required by the best interests of the Company and its stockholders. The Board of Directors further determined that there is no business relationship between Mr. Strange and the Company that would interfere with his independent judgment. The Board of Directors also has determined that Mr. Strange is an audit committee financial expert. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems; serves as the sole authority to which the independent auditor (the “Independent Auditor”) is accountable, and has the sole authority and responsibility to appoint, compensate and retain the Independent Auditor; serves as the ultimate authority to which the internal auditing function (“Internal Audit”) is accountable; monitors the independence and performance of the Independent Auditor and Internal Audit, including reviewing their audit efforts; and provides an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board. The Audit Committee held nine meetings during fiscal year 2003.

The Compensation Committee, composed of Messrs. McGeary (Chair), Allred and Mohebbi, oversees the Company’s compensation policies for key executives and the Company’s benefit plans and reviews such other matters as may be delegated to the Compensation Committee by the Board of Directors from time to time. The Compensation Committee held one meeting, acted by unanimous written consent on five occasions, and discussed matters on a number of other occasions during fiscal year 2003.

The Nominating Committee was created in November 2002. From November 2002 until April 2003, it was composed of Mr. McGeary (Chair) and Ms. Rivlin. In April 2003, Mr. Lord also was designated to serve on the Committee. The Nominating Committee provides assistance to the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company and in recommending to the Board the director nominees for the next annual meeting of stockholders. The Nominating Committee reviewed the qualifications of Messrs. Lord and Strange and supported their election as directors. The Nominating Committee will consider nominees recommended by stockholders. In addition to other applicable requirements, for a nomination of a director to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

The Special Transactions Committee has one member, Mr. Blazer. The Special Transactions Committee is authorized to consider, evaluate and approve potential transactions resulting in (i) the acquisition of assets, business or stock of third parties for cash, stock of the Company or other consideration, or (ii) the disposition of assets, provided that the consideration for each such acquisition or disposition may not exceed the greater of $50,000,000 or 10% of the Company’s consolidated assets. The Special Transactions Committee took no action in fiscal year 2003.

During fiscal year 2003, the Board of Directors of the Company held seven meetings in addition to 10 meetings held by Board Committees. In addition, the Board of Directors acted by unanimous written consent on one occasion. During their respective terms as directors, each director of the Company attended 75% or more of the aggregate of all Board meetings and meetings of Committees of which he or she was a member.

The following table sets forth the number of shares of Common Stock beneficially owned by each named executive officer (see the Summary Compensation Table below) and each director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than 5% of the Company’s Common Stock.

EQUITY SECURITIES BENEFICIALLY OWNED ON SEPTEMBER 22, 2003

	Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares(1)		Percent of Shares Outstanding(2)
Named Executive Officers
Randolph C. Blazer	1,267,858	(1)	(3)
Bradley J. Schwartz	765,381	(1)	(3)
Michael J. Donahue	355,871	(1)	(3)
David W. Black	215,859	(1)	(3)
Nathan H. Peck, Jr.	318,893	(1)	(3)

Directors
Douglas C. Allred	4,000		(3)
Randolph C. Blazer	See above		(3)
Wolfgang Kemna	19,000	(4)	(3)
Albert L. Lord	11,600		(3)
Roderick C. McGeary	148,476	(4)(5)	(3)
Afshin Mohebbi	19,000	(4)	(3)
Alice M. Rivlin	24,000	(6)	(3)
J. Terry Strange	5,000		(3)

All executive officers and directors as a group (13 persons)	3,154,938	(7)	1.62%

Name and Address of 5% Holders of Common Stock
Cisco Systems, Inc.(8) 170 West Tasman Drive San Jose, California 95134	15,440,033		7.94%

John A. Levin & Company, Inc.(9) One Rockefeller Plaza 25th Floor New York, New York 10020	14,355,832		7.38%

Putnam Investments, LLC(10) One Post Office Square Boston, Massachusetts 02109	15,876,043		8.17%

Wellington Management Company(11) 75 State Street Boston, Massachusetts 02109	13,335,200		6.86%

KPMG Deutsche Treuhand-Gesellschaft AG(12) Taubenstrasse 44-45 Berlin, Germany 10117	21,923,826		11.28%

KPMG Regulus Treuhand-Gesellschaft GmbH(13) Taubenstrasse 44-45 Berlin, Germany 10117	12,522,548		6.44%

(1)

With respect to the named executive officers of the Company, includes 2,383,905 shares of Common Stock subject to stock options granted under the Company’s 2000 Long-Term Incentive Plan that either are presently exercisable or will become exercisable within 60 days of September 22, 2003, including 1,014,544 shares with respect to Mr. Blazer, 602,163 shares with respect to Mr. Schwartz, 353,481 shares with respect to Mr. Donahue, 185,169 shares with respect to Mr. Black and 228,548 shares with respect to Mr. Peck. Also includes certain shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned directly or indirectly by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.

(2)	All percentages are calculated based on the number of shares of Common Stock that were issued and outstanding as of September 22, 2003, less treasury shares, which totals 194,403,538.
(3)	Beneficial ownership does not exceed one percent of the shares of Common Stock outstanding.
(4)	Messrs. Kemna, McGeary and Mohebbi each hold options to purchase 15,000 shares of Common Stock that were awarded to them by virtue of their status as non-employee directors of the Company. The options vested on April 24, 2002.
(5)	Mr. McGeary also holds options to purchase 7,928 shares of Common Stock that were awarded to him by virtue of his status as a non-employee director. The options vested on June 30, 2001.
(6)	Ms. Rivlin holds options to purchase 20,000 shares of Common Stock. The options were awarded to her when she became a non-employee director of the Company and the Chair of the Audit Committee. The options vested on October 1, 2002.
(7)	Includes 2,456,833 shares of Common Stock subject to stock options granted under the Company’s 2000 Long-Term Incentive Plan that either are presently exercisable or will become exercisable within 60 days of September 22, 2002.
(8)	Represents shares beneficially held as of December 31, 2002 by Cisco Systems, Inc. and held in the nominee name of Coastdock & Co. (“Cisco”). Cisco has sole dispositive and voting power with respect to all 15,440,033 shares.
(9)	Represents shares beneficially held as of December 31, 2002 by John A. Levin & Co., Inc. (“Levin”) and BKF Capital Group, Inc. Levin has sole dispositive and voting power with respect to 200,284 shares, shared voting power with respect to 11,754,793 shares and shared dispositive power with respect to 14,155,548 shares. BFK Capital Group, Inc. has sole voting and dispositive power with respect to 200,284 shares, shared voting power with respect to 11,754,793 shares and shared dispositive power with respect to 14,155,548 shares.
(10)	Represents shares beneficially held as of December 31, 2002 by Putnam Investments, LLC, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. Putnam Investments, LLC has shared dispositive power with respect to 15,876,043 shares and shared voting power with respect to 2,574,470 shares. Putnam Investment Management, LLC has shared dispositive power with respect to 10,840,722 of the shares and shared voting power with respect to 898,133 shares. The Putnam Advisory Company, LLC has shared voting power with respect to 1,676,337 of the shares and shared dispositive power with respect to 5,035,321 of the shares.
(11)	Represents shares beneficially held as of December 31, 2002 by Wellington Management Company, LLP (“Wellington”). Wellington has shared voting power with respect to 3,894,500 shares, and has shared dispositive power with respect to 13,335,200 shares.
(12)	Represents shares beneficially held as of August 22, 2002 by KPMG Deutsche Treuhand-Gesellschaft AG (“KPMG DTG”). KPMG DTG has sole dispositive power with respect to 9,401,278 shares and sole voting power with respect to 21,923,826 shares. KPMG Regulus Treuhand-Gesellschaft GmbH (“Regulus”) has sole dispositive power with respect to 12,522,548 of these shares. These shares were issued in connection with the acquisition by the Company of BearingPoint GmbH (formerly KPMG Consulting AG) in August 2002.
(13)	Represents shares beneficially held as of August 22, 2002 by Regulus. Regulus has sole dispositive power with respect to 12,522,548 shares. KPMG DTG has sole voting power with respect to these 12,522,548 shares.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE OFFICER COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is pleased to present its report on executive compensation for fiscal year 2003. At the end of fiscal year 2003, the Committee was composed of three independent directors of the Company, Messrs. McGeary (Chair), Allred and Mohebbi, and its responsibilities include reviewing and approving the compensation of the Company’s executive officers.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company has an overall compensation program and specific compensation plans that are designed to enhance corporate performance and stockholder value by aligning the financial interests of its executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s financial performance. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve a level of financial performance that will result long-term in positive returns for the Company’s stockholders; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance.

The Committee has primary responsibility for evaluating the Company’s compensation program and specific compensation plans and establishing policies that meet the objectives described above. The Committee determines the compensation of the Chief Executive Officer and the other executive officers of the Company. The Committee considers the performance of the Company in its industry, an individual’s current contribution to the Company’s performance, and an individual’s expected contribution to the Company’s future performance. In reviewing the individual performance of the Company’s executive officers (other than the Chief Executive Officer), the Committee considers the views of the Chief Executive Officer to whom these officers are responsible.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

The principal elements of the Company’s executive compensation program consist of both annual and long-term programs and include base salary, annual incentive cash bonuses and, at appropriate intervals, long-term incentive compensation in the form of stock option grants and other stock-based awards. The Company also provides retirement, medical and other fringe benefits generally available to Company employees.

Base Salaries

Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual, and comparing such salaries to the competitive marketplace for executive talent, with special emphasis on the Company’s primary competitors in the information technology consulting industry. Salary adjustments, if any, are determined by the Committee, upon recommendation from the Chief Executive Officer, by evaluating the performance of the Company and its executive officers, taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes.

Annual Incentive Bonus

The Company’s executive officers and other key persons are eligible for an annual cash bonus. As indicated above, the cash bonus awards of the executive officers are based upon the Company’s annual financial performance (with special emphasis on meeting earnings per share goals), the financial or other performance of the industry group or function for which the individual is responsible and the specific performance of the individual. As a result, cash bonus awards may vary significantly from year to year. No cash bonuses were awarded with respect to fiscal year 2003.

Long-Term Incentive Plan

The purpose of the Company’s 2000 Long-Term Incentive Plan (the “LTIP”) is to provide a meaningful equity interest in the Company to senior Company executives and other key employees in a format that is designed to motivate these executives and key employees and align their financial interests with those of stockholders. With respect to the executive officers, awards are especially intended to motivate the officers to achieve Company performance that will result in positive returns long-term for the Company’s stockholders, which will also produce financial gains for the officers. The awards are also intended to promote retention of the key officers who are especially important to the Company’s success. Stock awards, and especially option awards, are particularly important for providing long-term incentives and rewards.

Stock Options

Stock options are granted by the Committee under the U.S. and International Stock Option Model that was approved by the Committee in February 2000 and modified in August 2000 and April 2003. Stock options are granted with an exercise price equal to the current market price of the Common Stock and typically are subject to vesting over a period of years. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless the stock price increases.

Restricted Stock Awards

The Committee is authorized to grant restricted stock awards upon such terms and conditions as it may approve. The awards may be subject to restrictions that lapse over time and that may cause forfeiture of the applicable shares if the executive voluntarily leaves the employ of the Company or is discharged.

Other Awards

The Committee also is authorized to grant bonus stock awards (which are vested upon grant), performance share awards and stock appreciation rights.

CHIEF EXECUTIVE OFFICER COMPENSATION

For fiscal year 2003, the compensation of Mr. Blazer was determined by the Committee. Mr. Blazer received a salary of $1,000,000, which was the same salary as in fiscal years 2001 and 2002. In addition, the Committee determined that based on the Company’s financial performance in fiscal year 2003 (especially as measured by earnings per share), no cash bonus would be paid.

In July 2002, the Committee also made long-term incentive awards to Mr. Blazer. These awards are intended to encourage long-term performance and to align the executive’s interests with those of the Company’s stockholders because the value of the awards is realized only over a number of years. Specifically, Mr. Blazer received stock options for 500,000 shares, which vest ratably over four years. To realize the full value of the long-term incentive awards, Mr. Blazer thus must continue to contribute to the Company’s performance for four years.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

The Committee has considered the effect of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that, in certain circumstances, disallows tax deductions for the excess over $1 million a year of the compensation that is paid to each of a public corporation’s Chief Executive Officer and its four other most highly compensated officers. A transition rule in the regulations promulgated under Code Section 162(m) temporarily relieves certain newly public corporations like BearingPoint from this tax deduction limitation until after the close of the third calendar year following the end of the calendar year in which the corporation became a public corporation. Because this transition rule is still applicable to BearingPoint, the Company is not now subject to the tax deduction limitations of Code Section 162(m). In addition, the Company expects that its compensation plans will not be subject to the tax deduction limitations of Code Section 162(m) after this transition rule is no longer applicable to the Company.

Roderick C. McGeary,

Chair

Douglas C. Allred

Afshin Mohebbi

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual, long-term and other compensation for services in all capacities to the Company for the fiscal years ended June 30, 2001, 2002 and 2003 of those persons who were the Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal year 2003. The amounts reported below under the columns captioned “Salary” and “Bonus” are payable under and in accordance with the Company’s annual compensation plan and are intended to reward the executive for current performance relating to the relevant fiscal year. The amounts reported under the column captioned “Long-Term Compensation” are payable under and in accordance with the Company’s long-term compensation plan and are intended to incentivize the executive’s future performance and to align the executive’s interests with those of the Company’s stockholders, since the long-term awards consist of stock options and restricted stock awards and the executive only realizes the value of the long-term compensation over a number of years. The Company’s annual and long-term compensation plans are described above in the “Compensation Committee Report on Executive Officer Compensation.” No stock appreciation rights (“SARs”) were granted during fiscal year 2003.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation		Restricted Stock Award ($)(1)		Long-Term Compensation	All Other Compensation
						Securities Underlying Options(#)
		Salary($)	Bonus($)
Randolph C. Blazer Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	$1,000,000 1,000,000 1,000,000	$-0- -0- 150,000	$1,862,000	(2)	500,000 1,000,000 450,019	$1,200 1,020 5,100	(5) (5) (5)

Bradley J. Schwartz Group Executive Vice President Worldwide Client Service	2003 2002 2001	900,000 900,000 800,000	-0- -0- 125,000	931,000	(3)(4)	300,000 500,000 319,999	1,200 900 5,100	(5) (5) (5)

Michael J. Donahue Group Executive Vice President and Chief Operating Officer	2003 2002 2001	900,000 850,000 800,000	-0- -0- 100,000	465,000	(3)(4)	250,000 200,000 214,999	1,200 1,020 5,100	(5) (5) (5)

David W. Black Executive Vice President, General Counsel and Secretary	2003 2002 2001	650,000 600,000 520,000	-0- 50,000 75,000	199,500	(3)(4)	100,000 100,000 135,000	1,200 1,020 5,100	(5) (5) (5)

Nathan H. Peck, Jr. Executive Vice President and Chief Administrative Officer	2003 2002 2001	650,000 650,000 720,000	-0- -0- 75,000	99,750	(3)(4)	100,000 160,000 155,000	1,200 921 5,100	(5) (5) (5)

(1)	In July 2001, the Compensation Committee made long-term incentive awards to the executive officers. The long-term incentive awards consisted of stock options and restricted stock. Since the purpose of the awards is to incentivize long-term performance and align the executives’ interests with those of the Company’s stockholders, the awards vest over a number of years, and the executive receives the full value of the awards only by continuing to contribute to the Company’s performance. The restricted shares were granted under the Company’s Long-Term Incentive Plan, and the restrictions lapse as to one-third of the shares on June 30 in each of the years 2002 through 2004. The terms of the restricted stock awards to the executive officers also provide that any restricted shares that are still subject to restrictions will be forfeited if the recipient voluntarily or involuntarily terminates employment with the Company, unless the recipient is then entitled to receive payments under the relevant special termination agreement as described below in “Employment Contracts and Termination of Employment and Change of Control Arrangements.” If the Company pays dividends on its Common Stock, the restricted shares will be paid dividends.
(2)	Mr. Blazer received 140,000 restricted shares of the Company’s Common Stock, which had a value of $13.30 per share on July 24, 2001, the date of grant. Due to the vesting schedule set forth in note (1) above, Mr. Blazer will receive the full value of the restricted shares over a three-year period, and the value he receives will depend on the Company’s stock price over time. As of June 30, 2003, Mr. Blazer had aggregate restricted shareholdings of 46,668 shares of the Company’s Common Stock having a value of $450,346 based on the $9.65 closing price of the Company’s Common Stock on June 30, 2003.
(3)	In July 2001, Mr. Schwartz received 70,000 restricted shares, Mr. Donahue received 35,000 restricted shares, Mr. Black received 15,000 restricted shares, and Mr. Peck received 7,500 restricted shares. The terms of the restricted share awards are set forth in note (1) above.
(4)	As of June 30, 2003, Mr. Schwartz had aggregate restricted shareholdings of 23,334 shares of the Company’s Common Stock having a value of $225,173, Mr. Donahue had 11,668 restricted shares having a value of $112,596, Mr. Black had 5,000 restricted shares having a value of $48,250, and Mr. Peck had 2,500 restricted shares having a value of $24,125. These share values are based on the closing price of the Company’s Common Stock on June 30, 2003, of $9.65 per share.
(5)	Constitutes matching contributions under the Company’s 401(k) Savings Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

No stock appreciation rights were granted during fiscal year 2003 to any of the executive officers named in the Summary Compensation Table. The following table sets forth each grant of stock options during fiscal year 2003 to each of the named executive officers. The options listed in the table have a term of 10 years and vest as described in the notes to the table.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Individual Grants	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value(2)
		% of Total Options Granted to Employees in Fiscal Year
Randolph C. Blazer	500,000	2.1	$9.17	7/25/12	$3,045,850
Bradley J. Schwartz	300,000	1.2	9.17	7/25/12	1,827,510
Michael J. Donahue	250,000	1.0	9.17	7/25/12	1,522,925
David W. Black	100,000.4		9.17	7/25/12	609,170
Nathan H. Peck, Jr.	100,000.4		9.17	7/25/12	609,170

(1)	The options for Messrs. Blazer, Donahue, Schwartz, Black, and Peck that expire on July 25, 2012 become exercisable to the extent of one-fourth of the grant on July 25 in each of the years 2003-2006.
(2)	The values for the grants are based on the Black-Scholes option pricing model. With respect to the options that expire on July 25, 2012, an interest rate of 3.81% based on a 5-year Treasury note rate, stock price volatility of 72%, no dividend yield and option exercises occurring after 6 years are assumed. Based on these assumptions, the model produces a per option share value of $6.0917.

The following table summarizes information relating to stock option exercises during fiscal year 2003 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-The-Money Options(1) at FY-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Randolph C. Blazer	None	None	527,040	1,492,354	$0	$240,000
Bradley J. Schwartz	None	None	322,163	847,389	0	144,000
Michael J. Donahue	None	None	187,231	517,411	0	120,000
David W. Black	None	None	101,419	245,473	0	48,000
Nathan H. Peck, Jr.	None	None	139,799	304,933	0	48,000

(1)	An “in-the-money” stock option is an option for which the market price, on June 30, 2003, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock when the option was granted). The value shown reflects stock price appreciation since the grant date of the option.

COMPARATIVE STOCK PERFORMANCE

Last year, the Company Peer Group (the “Former Peer Group”) consisted of the following publicly traded consulting, technology and systems integration companies: Accenture Ltd., American Management Systems, Inc., Computer Sciences Corporation, Digitas, Inc., Electronic Data Systems Corporation, Keane, Inc., Perot Systems Corporation, Sapient Corporation, Scient Corporation and Viant Corporation. This year, the Company’s Peer Group (the “New Peer Group”) consists of Accenture Ltd., Computer Sciences Corporation, Electronic Data Systems Corporation, and Cap Gemini Ernst & Young. We believe that the members of the New Peer Group are more closely comparable to the Company in terms of size, client base and service offering and will provide a better indication of the comparative performance of the Common Stock of the Company.

Last year, we compared the performance of the Common Stock of the Company and the Former Peer Group with the NASDAQ Composite Index. Since we have moved to the New York Stock Exchange, we determined that the S&P 500 Index was a more appropriate benchmark for our stock. Thus, this year our performance is compared to the S&P 500 Index.

The following graph compares the total stockholder return on the Common Stock of the Company since it commenced public trading on February 8, 2001 with the total return on the NASDAQ Composite Index, the S&P 500 Index, the Former Peer Group and the New Peer Group. The graph assumes that $100 is invested initially and all dividends are reinvested.

Dollar value of $100 Invested on February 8, 2001

	2/8/01	6/30/01	6/30/02	6/30/03
BearingPoint, Inc.	100.0	65.4	63.3	41.1
S&P 500 Index	100.0	91.9	74.3	73.1
NASDAQ Composite Index	100.0	84.4	57.1	63.3
New Peer Group	100.0	77.8	50.9	33.3
Former Peer Group	100.0	88.8	68.1	50.8

EMPLOYMENT CONTRACTS AND TERMINATION OF

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Effective November 7, 2001, the Company entered into special termination agreements (the “Agreements”) with each of its executive officers. The purpose of the Agreements is to ensure that these executives are properly protected in the event of a Change of Control of the Company (as defined in the Agreements), thereby enhancing the Company’s ability to hire and retain key personnel. The Board approved the Agreements as being in the best interests of the Company. The term of the Agreements is two years (subject to potential one-year extensions) or, if later, two years after a Change of Control. The protective provisions of the Agreements become operative only upon a Change of Control or, in certain circumstances, in anticipation of a Change of Control.

If, after a Change of Control and during the term of the Agreement, the Company terminates the executive’s employment other than for Cause (as defined in the Agreements) or if the executive terminates his employment for specified reasons (including if his responsibilities have been materially reduced or adversely modified or his compensation has been reduced), the executive is entitled to certain benefits. These benefits generally include the payment of three years’ compensation (based on salary plus bonus as specified in the Agreements), continued coverage under the Company’s welfare benefit plans (e.g., medical, life insurance, and disability insurance) for two years at no cost, and outplacement counseling. In addition, the executive will receive a gross-up payment to cover any federal “excise taxes” resulting from such payments. If, prior to or following a Change of Control, the executive voluntarily terminates his employment, dies or becomes permanently disabled or if the Company terminates his employment for Cause, the executive is entitled to no special payments or benefits.

With respect to all named executive officers, in addition to the provisions in the Agreements referred to above, all stock option grants and restricted stock grants under the Company’s 2000 Long-Term Incentive Plan provide that any non-vested portion of a stock option grant will vest and any remaining restrictions upon restricted stock shares will be released in the event of certain changes of control of the Company. If such an event were to occur with respect to a named executive officer, all stock options not yet exercisable, including those set forth above in the table captioned “Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values,” would vest, and all remaining restrictions on the restricted shares referred to in the Summary Compensation Table would lapse. In addition, the loans set forth below in “Indebtedness of Executive Officers,” including any accrued interest, would be forgiven.

The Company also provides severance benefits for involuntary terminations of employment, except for discharges for Cause or disciplinary reasons, for its Managing Directors, including the named executive officers. Severance pay generally is equal to six months’ salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors and executive officers must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports, and the Company must identify in this Proxy Statement those persons who did not file these reports when due. The Company believes that all of its directors and executive officers complied with their applicable filing requirements for fiscal year 2003.

INDEBTEDNESS OF EXECUTIVE OFFICERS

In fiscal year 2002, Messrs. Blazer, Schwartz, Donahue and Black, and Robert C. Lamb, Jr., a former executive officer who terminated on December 13, 2002, received restricted shares of Common Stock pursuant to the Company’s 2000 Long-Term Incentive Plan. In connection with such stock awards, the recipients incurred immediate taxable income equal to the fair market value of the restricted stock at the time the restricted stock awards were granted to them (the “Compensation Income”), but the shares could not be sold due to the restrictions. To assist the recipients in paying the tax obligations associated with such stock awards, the Board approved full-recourse loans to such executive officers in amounts equal to the estimated tax liabilities associated with the Compensation Income. The following table lists those executive officers who received loans in connection with the restricted stock awards and whose maximum indebtedness to the Company at any time from July 1, 2002 through September 22, 2003 exceeded $60,000:

Name of Individual	Relationship with the Company	Maximum Principal Amount of Loans Outstanding from 7/01/02 through 9/22/03(1)	Principal Amount of Loans Outstanding on 9/22/03
Randolph C. Blazer	Chairman, Chief Executive Officer and President	$864,651	$864,651

Bradley J. Schwartz	Group Executive Vice President, Worldwide Client Service	421,042	421,042

Michael J. Donahue	Group Executive Vice President and Chief Operating Officer	202,158	202,158

David W. Black	Executive Vice President, General Counsel and Secretary	94,537	94,537

Robert C. Lamb, Jr.	Former Executive Vice President and Chief Financial Officer	90,041	0

(1)	Interest accrues on the principal amount of the outstanding loans and is payable annually. The interest rate on the loans is 4.5% per year.

DIRECTORS’ FEES AND OTHER TRANSACTIONS

Under current policy, an annual fee of $40,000 is paid to the directors who are not employed by the Company on a full-time or other basis. Directors also are paid a fee of $2,000 for attendance in person at any meeting of the Board or a committee of the Board and $1,000 for attendance via telephone. Members of the Audit Committee are paid $2,000 for attendance at Audit Committee meetings whether attended in person or via telephone.

Under the Company’s 2000 Long-Term Incentive Plan, non-employee directors receive stock option grants of 15,000 shares of Common Stock upon their initial election, and the Chair of the Audit Committee receives an additional 5,000-share stock option grant upon his or her initial appointment to this position. Each director also receives an additional grant of 4,000 shares of restricted Common Stock immediately following each Annual Meeting held after 2001.

The Company has business relationships with the companies with which its directors are associated, and these relationships are described below. These directors are business and technology leaders with in-depth experience in key areas of the Company’s business. Their knowledge and experience contribute significantly to the strength of the Company’s Board of Directors. None of the business relationships described below is at a level of financial significance that is disclosable under the rules of the Securities and Exchange Commission.

Douglas C. Allred is Senior Vice President, Office of the President, of Cisco Systems, Inc., and his interest in the matters described below arises solely from such position. The Company and Cisco are parties to an alliance agreement under which they work together to define and deliver comprehensive Internet-based service offerings for enterprises that fall within the Company’s industry groups and for the market of local exchange carriers, regional bell operating companies, inter-exchange carriers and Internet service providers. As part of the agreement, the Company has agreed to maintain a certain level of competence in Cisco products, including maintaining a certain number of consultants trained in Cisco products.

Wolfgang Kemna is Executive Vice President of Global Initiatives of SAP AG, and his interest in the matters described below arises solely from such position. The Company is an international logo partner of SAP. The logo partnership is a non-exclusive agreement that authorizes the Company to offer SAP consulting, implementation, systems integration and support services to potential users. In addition, the Company has worked with SAP in the development and testing of some of its software applications.

Afshin Mohebbi was the President and Chief Operating Officer of Qwest Communications International, Inc. during a portion of fiscal year 2003, and his interest in the matters described below arises solely from such position. The Company has a marketing relationship with Qwest Cyber.Solutions LLC (“QCS”), which is owned by Qwest Communications International, Inc. Under this arrangement, the Company works with QCS to develop sales and marketing plans for the distribution of QCS’s products and services through the Company, and to market QCS’s products and services.

Albert J. Lord is the Vice Chairman and Chief Executive Officer of SLM Corp., commonly known as “Sallie Mae,” and his interest in the matters described below arises solely from such position. The Company and Sallie Mae from time to time jointly pursue consulting opportunities.

TRANSACTIONS WITH SIGNIFICANT STOCKHOLDER

The Company engaged in reportable transactions with one stockholder that held more than 5% of the Company’s Common Stock during fiscal year 2003—Cisco Systems, Inc. Pursuant to the alliance agreement described above in “Directors’ Fees and Other Transactions,” during fiscal year 2003, Cisco made payments to the Company of approximately $5.3 million (which included reimbursement of approximately $344,000 for Cisco equipment used in a Company engagement), and the Company made payments to Cisco of approximately $866,000.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) consisted of Ms. Rivlin (Chair) and Messrs. Kemna and Mohebbi until April 2003 when Mr. Strange replaced Mr. Mohebbi as a member of the Committee. The Board of Directors has determined that Mr. Strange is an audit committee financial expert. The Committee operates under a written charter adopted by the Board of Directors and amended as of September 24, 2003, which is included as Appendix A to this Proxy Statement.

The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Committee’s primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; (2) serve as the sole authority to which the independent accountants and the independent auditors are accountable; (3) have the sole authority and responsibility to appoint, compensate and retain the independent accountants; (4) monitor the independence and performance of the independent accountants and internal auditors; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board of Directors.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2003

The members of the Committee have reviewed the audited financial statements of the Company for the fiscal year ended June 30, 2003 and have discussed the audited financial statements with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent public accountants. The members of the Committee also have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The members of the Committee have reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to the independence of PricewaterhouseCoopers LLP. The members of the Committee have discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP.

Based on the Committee’s review and discussions noted above, the members of the Committee recommended to the Board of Directors that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

Alice M. Rivlin,

Chair

Wolfgang Kemna

J. Terry Strange

ACCOUNTING MATTERS

The Audit Committee of the Board of Directors of the Company retained PricewaterhouseCoopers LLP as the Company’s independent accountant as of June 12, 2003. The Company’s previous independent accountant, Grant Thornton LLP, was dismissed by the Audit Committee as the independent accountant for the Company effective June 11, 2003.

Grant Thornton LLP was appointed as the independent accountant of the Company in September 1998 and audited the financial statements for fiscal years 1999 - 2002. The reports of Grant Thornton LLP on the financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the two most recent fiscal years, and through June 11, 2003, there were no:

(i)	disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference to the subject matter of the disagreement or disagreements in their report on the financial statements for such years; or

(ii)	reportable events involving Grant Thornton LLP that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated June 12, 2003, is listed as Exhibit 16.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (“fiscal year 2003”) and is incorporated by reference to Exhibit 16.1 to the Company’s current report on Form 8-K dated June 11, 2003.

The audit services rendered by PricewaterhouseCoopers LLP for fiscal year 2003 included examination of the financial statements of the Company, its subsidiaries and affiliates, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, review of the Company’s unaudited quarterly financial statements and consultation with Company personnel on accounting and related matters. The audit services rendered by Grant Thornton LLP included review of the Company’s unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2003, examination of the financial statements of the Company’s 401(k) Savings Plan, assistance in connection with certain acquisitions and other transactions involving consulting practices and consultation with Company personnel on accounting and related matters.

A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions submitted by stockholders.

Audit Fees

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2003 were $1,485,750. The aggregate fees and expenses billed by Grant Thornton LLP for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2003 were $273,000.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not perform any financial information systems design, implementation or related services for the Company during fiscal year 2003.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2003 for services other than those described above were $14,250, all of which related to tax services.

The Audit Committee considered whether the provision by PricewaterhouseCoopers LLP of the services described under “All Other Fees” above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The Company provides all stockholders with the opportunity, under certain circumstances and consistent with SEC Rule 14a-8, to participate in the governance of the Company by submitting proposals they believe merit consideration at the Annual Meeting of Stockholders to be held in November 2004. To enable management adequately to analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the 2004 Annual Meeting, any stockholder who intends to present a proposal at the Annual Meeting of Stockholders to be held in November 2004 must deliver the proposal, addressed to the attention of the Company’s Secretary at the Company’s principal place of business in McLean, Virginia:

•	Not later than June 11, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	Not earlier than July 9, 2004 and not later than August 8, 2004, if the proposal is submitted pursuant to the Company’s bylaws.

If the proposal is not submitted within the time limits set forth above, we are not required to include the proposal in our proxy materials.

OTHER MATTERS

Management is not aware of any other matters that will be brought before the Annual Meeting. If any matters properly come before the Annual Meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting, the proxy holders will vote in accordance with their judgment as to the best interests of the Company and its stockholders with respect to such matters.

INCORPORATION BY REFERENCE

To the extent that any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the Compensation Committee Report on Executive Officer Compensation, the Report of the Audit Committee of the Board of Directors and the comparative stock performance graph shall not be deemed to be incorporated by reference into any such filing.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

BEARINGPOINT, INC.

(Amended and Restated as of September 24, 2003)

I.    PURPOSES; AUTHORITY.

A.	The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of BearingPoint, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Committee is to:

1.	Serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems, and the integrity of the Company’s financial statements;

2.	Serve as the sole authority to which the independent auditor (the “Independent Auditor”) is accountable, and have the sole authority and responsibility for the appointment, compensation, retention and oversight of the work of the Independent Auditor, including any significant non-audit relationship with the Independent Auditor;

3.	Serve as the ultimate authority to which the internal auditing function (“Internal Audit”) is accountable;

4.	Monitor the qualification, independence and performance of the Independent Auditor and Internal Audit, including reviewing their audit efforts;

5.	Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board;

6.	Assist in the Board’s oversight of the Company’s compliance with legal and regulatory requirements; and

7.	Prepare a report to stockholders to be included in the Company’s annual proxy statement.

B.	The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Independent Auditor, Internal Audit and anyone else in the Company. The Committee may retain, at the Company’s expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties. Alternately, to the extent consistent with the rules of the New York Stock Exchange (“NYSE”) and the rules promulgated by the Securities and Exchange Commission (“SEC”), the Committee may refer any matter to the Board to determine whether an investigation of a particular matter is appropriate and, if so, how it shall be conducted.

C.	The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of:

1.	Compensation to any registered public accounting firm, including, without limitation, the Independent Auditor, engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation to any special legal, accounting, or other consultants or experts employed by the Committee pursuant to Section I.B.; and

3.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

II.    COMPOSITION AND EXPERTISE; MEETINGS.

A.	The Committee shall be comprised of three or more directors as determined by the Board.

B.	All members of the Committee shall be independent directors, free from any relationship to the Company that may interfere with the exercise of their independence from management and the Company, and each member of the Committee shall have been determined by the Board to be “independent” or subject to exception under the rules of the NYSE.

C.	All members of the Committee shall be financially literate. To be financially literate, a person shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the Committee.

D.	At least one member of the Committee shall have, and continue to have, past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

E.	Committee members shall be appointed by, and serve at the pleasure of, the Board. Committee members shall have the qualifications specified in this Charter and shall meet any other requirements of the NYSE and the SEC. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

F.	The Board shall appoint a Chairman who will preside at Committee meetings and report on behalf of the Committee to the Board. If the Chairman is not present at a meeting, the members of the Committee shall, by majority vote, elect a member to serve as the Chairman for that meeting.

G.	The Committee generally will meet eight times annually, but may meet more or less frequently as circumstances dictate. In addition to regularly scheduled meetings, the Committee shall meet at the request of any member. The Committee shall meet privately in executive session at least annually with management, the Director of Internal Audit and the Independent Auditor. In addition, the Committee shall meet privately in executive session at any time upon the request of management, the Director of Internal Audit or the Independent Auditor.

H.	A majority of the entire Committee shall constitute a quorum for the transaction of business. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Committee. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if the unanimous written consent that sets forth the action is signed by each member of the Committee and filed with the minutes of the proceedings of the Committee. The Committee may establish such other rules of procedure for its business as it deems desirable.

III.    DUTIES AND RESPONSIBILITIES.

In addition to other duties and responsibilities set forth in this Charter, the Committee’s specific responsibilities and duties shall include the following:

A.	Review Procedures.

1.	Review and reassess the adequacy of this Charter at least annually and recommend to the Board any appropriate extensions or changes in the duties of the Committee. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations;

2.	Review the Company’s annual audited financial statements in draft and substantially final form prior to filing or distribution. Review should include (a) discussion with management and the

Independent Auditor of significant issues regarding accounting principles, practices and judgments, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) discussion with the Independent Auditor about the quality of the accounting principles as applied in the preparation of the Company’s financial statements. If significant issues are identified prior to filing or distribution of the annual audited financial statements, the Committee shall be informed of these issues and shall either meet to review them or discuss them by telephone conference call;

3.	With respect to the Company’s annual and quarterly financial statements, discuss any items required to be communicated by the Independent Auditor in accordance with Statement of Auditing Standards Number 61. The Chairman of the Committee may represent the entire Committee for purposes of this discussion;

4.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

5.	In consultation with management, the Independent Auditor and Internal Audit, consider the integrity of the Company’s financial reporting processes and controls. Review recommendations presented by the Independent Auditor in their “management letter,” including the status of previous recommendations, together with management’s responses, and discuss the adequacy of staffing, including the quality of the Company’s financial and accounting personnel;

6.	Review the Independent Auditor’s audit plan and discuss the general audit approach, scope, staffing and reliance upon management and Internal Audit;

7.	Following completion of the annual audit, review separately with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and

8.	Review any significant disagreements, disputes or difficulties among management and the Independent Auditor or Internal Audit in connection with the preparation of the financial statements and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

B.	Internal Audit Function and Legal Compliance.

1.	Review an annual report from Internal Audit regarding its activities, audit plan, budget and staffing. Review any significant reports prepared for management by Internal Audit and management’s response and follow-up to these reports;

2.	On a least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies; and

3.	Review management’s monitoring of compliance with the Company’s Code of Business Conduct, including particularly whether management has the proper review system to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

C.	Other Audit Committee Responsibilities.

1.	Prepare a report to stockholders to be included in the Company’s annual proxy statement as required by SEC regulations;

2.	Annually report to the Board on the Committee’s activities, including an evaluation of the Committee’s performance over the past year, and provide the Board with such additional reports as are appropriate;

3.	Establish clear hiring policies for employees or former employees of the Independent Auditor;

4.	Establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

5.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors;

6.	Review policies with respect to risk assessment and risk management; and

7.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV.    RELATIONSHIP WITH INDEPENDENT AUDITOR.

A.	The Independent Auditor is solely accountable to the Committee. The Committee shall review the independence and performance of the Independent Auditor. The Committee has the sole authority to retain, compensate, oversee and discharge the Independent Auditor, and to approve any significant non-audit relationship with the Independent Auditor. The Committee shall annually appoint the Independent Auditor or discharge the Independent Auditor when circumstances warrant.

B.	On at least an annual basis, the Committee shall review a formal written report from the Independent Auditor describing:

1.	The Independent Auditor’s internal quality-control procedures;

2.	Any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and

3.	All relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard 1.

The Committee shall discuss with the Independent Auditor any disclosed material quality-control issues and relationships or services that may impact the qualifications, performance, objectivity and independence of the Independent Auditor and, if appropriate, take action to oversee the independence of the Independent Auditor.

V.    LIMITATION ON COMMITTEE RESPONSIBILIITES.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, among management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations.

                                  DETACH HERE                             ZKPMC2

                                     PROXY

                               BearingPoint, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David W. Black and David R. Schwiesow, or either of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of
BearingPoint, Inc. to be held on November 4, 2003 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED "FOR" THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE.
THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS
DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

--------------                                                   --------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
    SIDE                                                             SIDE
---------------                                                  --------------

BearingPoint, Inc.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                              Voter Control Number
                         ------------------------------

                         ------------------------------

                Your vote is important. Please vote immediately.

         Vote-by-Internet    [GRAPHIC]                                             Vote-by-Telephone     [GRAPHIC]

 1. Log on to the Internet and go to                                   1. Call toll-free
    http://www.eproxyvote.com/be                                OR        1-877-PRX-VOTE (1-877-779-8683)

 2. Enter your Voter Control Number listed above                       2. Enter your Voter Control Number listed above and
    and follow the easy steps outlined on the secured                     follow the easy recorded instructions.
    website.
                         If you vote over the Internet or by telephone, please do not mail your card.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZKPMC1

[X] Please mark                                                             #KPM
    votes as in
    this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
DIRECTOR-NOMINEES LISTED BELOW.

     To elect three Class III Directors.

     Nominee: (01) Randolph C. Blazer, (02) Roderick C. McGeary
               and (03) Alice M. Rivlin.
                  FOR                    WITHHELD
                  ALL   [ ]         [ ]  FROM ALL
               NOMINEES                  NOMINEES

     [ ] ___________________________________________
         For all nominee(s) except as written above

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

                    Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please
                    give full title and capacity in which signing if not
                    signing as an individual stockholder.

Signature:____________________________ Date:_____________ Signature:____________________________ Date:_____________